                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes




Pricing Supplement No. 10                                    Trade Date: 2/20/01
(To Prospectus dated March 22, 2000 and Prospectus           Issue Date: 2/23/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is February 21, 2001


         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UAKO              $1,942,000.00               6.0%                 02/15/11                 100%


    Interest Payment
       Frequency                                      Subject to                Dates and terms of redemption
      (begin date)          Survivor's Option         Redemption               (including the redemption price)
    ----------------        -----------------       ---------------            --------------------------------
        8/15/01                    Yes                    Yes                           100% 02/15/02
     semi-annually                                                                 semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance               Dealer               Other Terms
    ---------------            -----------            -----------               ------               -----------
     $1,916,754.00               $25,246                 $2.00               ABN AMRO Inc.